As filed with the Securities and Exchange Commission on June 14, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Advanced Technology Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	68-0635064
(State of incorporation or organization)	(IRS Employer Identification No.)

14 A Achimeir Street Ramat Gan Israel	52587
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant	American Stock Exchange
Shares of Common Stock, $.0001 par value	American Stock Exchange
Warrants to purchase one share of Common Stock, $.0001 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-137863

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1.	Description of Registrant's Securities to be Registered.

For a description of each class of securities (the “Securities”) of Advanced Technology Acquisition Corp. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-137863), filed with the Securities and Exchange Commission on October 6, 2006, as amended by any amendments to such Registration Statement, which information is hereby incorporated by reference.

Item 2.	Exhibits.

   The documents listed below are filed as exhibits to this Registration Statement:

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant previously filed as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference.
2.	By-laws of the Registrant previously filed as Exhibit 3.2 to the Registration Statement and is incorporated herein by reference.
3.	Specimen of Certificate for the Unit Certificate previously filed as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.
4.	Specimen of Certificate for the Common Stock Certificate previously filed as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.
5.	Specimen of Certificate for the Warrant Certificate previously filed as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2007	ADVANCED TECHNOLOGY ACQUISITION CORP
(Registrant)

	By:	/s/ Ido Bahbut
Name: Ido Bahbut
Title: Chief Financial Officer, Secretary and Treasurer